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                                                                    Exhibit 21.1

                                  Subsidiaries
                                  ------------
2846551 Canada Inc. (Canada)
2922045 Canada Inc. (Canada)
3683303 Canada Inc. (Canada)
3919056 Canada Limited (Canada)
All-Sport Ventures Inc. (Canada)
Apple Box Productions Sub Inc. (Canada)
BCTV Holdings Inc. (Canada)
Calgary Herald Group Inc. (Canada)
CanWest Finance Inc./Financiere CanWest Inc. (Quebec)
CanWest Global Broadcasting Inc./Radiodiffusion CanWest Global Inc. (Quebec) CanWest Interactive Inc. (Canada)
CanWest International Communications Inc. (Barbados)
CanWest International Corp. (Delaware)
CanWest International Holdings SARL (Luxembourg)
CanWest International Investments SARL (Luxembourg)
CanWest International Management Inc. (Barbados)
CanWest Ireland Sales Limited (Ireland)
CanWest Irish Holdings Inc. (Barbados)
CanWest Media Sales Limited (Canada)
CanWest - Montreal R.P. Holdings Inc. (Canada)
CanWest NZ Radio Holdings Limited (New Zealand)
CanWest Publications Inc. (Canada)
CanWest - Windsor R.P. Holdings Inc. (Canada)
CGS Debenture Holding B.V. (Netherlands)
CGS International Holdings SARL (Luxembourg)
CGS International Holdings B.V. (Netherlands)
CGS International Investments SARL (Luxembourg)
CGS NZ Radio Shareholding B.V. (Netherlands)
CGS NZ TV Shareholding B.V. (Netherlands)
CGS Shareholding B.V. (Netherlands)
CHBC Holdings Inc. (Canada)
CHEK Holdings Inc. (Canada)
Clarinet Music Inc. (Ontario)
CTI IBS Partnership (Ontario)
Deja View Partnership (Ontario)
Edmonton Journal Group Inc. (Canada)
Fox Sports World Canada Holdco Inc. (Canada)
Fox Sports World Canada Partnership (Ontario)
Global Centre Inc. (Ontario)
Global Communications Limited (Manitoba)
Global IBS Partnership (Ontario)
Global Television Centre Ltd. (Canada)

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Global Television Network Inc. (Canada)
Global Television Network Quebec, Limited Partnership/Reseau de Television Global Quebec, Societe en commandite (Quebec)
Global Television Specialty Networks Inc. (Canada)
Independent Satellite News Ltd. (50%) (Ontario)
Lonestar Holdco Inc. (Canada)
Lonestar Partnership (Ontario)
Lower Mainland Publishing Group Inc. (Canada)
Montreal Gazette Group Inc. (Canada)
Multisound Publishers Ltd. (Canada)
Nanaimo Daily News Group Inc. (Canada)
The National Post Company Partnership (Ontario)
ONtv Holdings Inc. (Canada)
Ottawa Citizen Group Inc. (Canada)
Pacific Newspaper Group Inc. (Canada)
Port Alberni Times Group Inc. (Canada)
Prime Television Holdco Inc. (Ontario)
Prime TV Partnership (Ontario)
ReachCanada Contact Centre Limited (Canada)
Regina Leader Post Group Inc. (Canada)
RetroVista Holdco Inc. (Canada)
Saskatoon StarPhoenix Group Inc. (Canada)
Southam Digital Inc. (Canada)
Studio Post & Transfer Sub Inc. (Canada)
TV3 Network Services Limited (New Zealand)
TV4 Network Limited (New Zealand)
Vancouver Island Newspaper Group Inc. (Canada)
Victoria Times Colonist Group Inc. (Canada)
Western Communications Inc. (Canada)
WIC Amalco Inc. (Canada)
WIC Mobile TV Inc. (Canada)
WIC Television Production Sub Inc. (Canada)
WIC Television Sales Ltd. (British Columbia)
WIC TV Amalco Inc. (Canada)
Windsor Star Group Inc. (Canada)
Xtreme Sports Holdco Inc. (Canada)
Xtreme Sports Partnership (Ontario)


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